EXHIBIT 21

                            SIGNIFICANT SUBSIDIARIES







                                                        NAME UNDER
                                    STATE OR OTHER   WHICH SUBSIDIARY
                                    JURISDICTION OF      CONDUCTS
NAME OF SUBSIDIARY                  INCORPORATION        BUSINESS
------------------                 ----------------  ----------------
Isogen International, LLC              Delaware            Same

Innodata India (Private) Limited         India             Same

Innodata XML Content Factory, Inc.    Philippines          Same

Innodata Lanka (Private) Limited       Sri Lanka           Same

